                                                                   EXHIBIT 10.29

             THIS INDENTURE made as of the lst day of August, 1994.


IN PURSUANCE OF THE SHORT FORKS OF LEASES ACT;

                         MARIA L. VELTRI,
                         of the City of Bloomfield Hills,
                         in the County of Oakland, in the
                         State of Michigan, one of the
                         United States of America,

                         (hereinafter called the "LANDLORD"),
                                                OF THE FIRST PART,

                                    -and-

                         NORTH AMERIAN PRECISION TOOL LTD.,
                         a corporation incorporated under
                         the laws of the Province of Ontario,

                         (hereinafter called the "TENANT"),
                                                OF THE SECOND PART,


           WITNESSETH that in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord has demised and leased, and by these presents does demise and lease unto the Tenant that portion of the lands and premises in the City of Windsor, in the County of Essex and Province of Ontario described in Schedule "All annexed hereto as are outliiied in red on the plan of survey annexed as Schedule "B", known municipally as 2000 North Talbot Road, together with all buildings, structures, improvements and all fixtures permanently affixed to the realty, all hereinafter called the demised premises".

           TO HAVE AND TO HOLD the demised premises for and during the term of five (5) years to be computed from the lst day of August, 1994, and from thenceforth next ensuing and fully to be completed and ended on the 31st day of July, 1999.

           YIELDING AND PAYING THEREFOR during the said term the sum of Seventy-Five Thousand Seven Hundred Seventy-two Dollars ($75,772.00) per annum, without deduction, payable in equal monthly instalments of Six Thousand Three Hundred Fourteen Dollars and Thirty-four Cents ($6,314.34) each in advance on the lst day of each month during the said term, the first payment of which is to be paid on the lst day of August, 1994 and the last payment of which is to be paid on the lst day of July, 1999.

           This Indenture of Lease is entered into upon the following terms, covenants and conditions and the Landlord and the Tenant hereby agree to perform and observe the covenants and conditions, herein contained on their respective parts to be performed and observed:

1. The Tenant covenants to pay Kent, and in addition, to pay interest at the rate of FIFTEEN PER CENT (15%) per annum on all arrears of rent.

2. The Tenant shall pay all realty taxes and local improvement rates and charges which may be levied against the demised premises, including all buildings, structures, machinery, equipment and fixtures therein and thereon, during the term of this lease, and shall pay all water rates, sewer charges and charges for electrical power, gas, telephone, waste removal (if any) and any other utility service provided to the demised premises, and doth hereby indemnify the Landlord against all such payments in, respect of the demised premises to secure to the Landlord a net rent in the amount set out above free and clear from all deductions throughout the term of this lease.

3. The Tenant shall at all times during the term of this lease and any renewal thereof, at its expense, repair, maintain and keep in good and tenantable repair the demised premises and the buildings, structures and other improvements from time to time on the demised premises (including, without limiting the generality of the foregoing, the roof and the plumbing, electrical, heating and air-conditioning systems and apparatus contained therein) and to promptly make all needed repairs and replacements, save and except where: (a) the want of repair is the result of reasonable wear and tear; and (b) repairs for structural defects to the walls, foundations and cracks to the floor not caused by the Tenant's acts, omission or neglect. If the Tenant shall fail to keep the demised premises and the buildings, structures and other improvements repaired and maintained as aforesaid, the Landlord shall be entitled but shall not be obliged to repair the same, and the cost of such repairs shall be repayable by the Tenant forthwith on demand as an addition to the rent payable hereunder.

4. The Tenant shall promptly comply with all laws, ordinances and lawful orders and regulations at any time in force during the term which affect the safety, condition, maintenance, use or occupation of the demised premises, and with every applicable regulation, order and requirement of the Canadian Fire Underwriters Association or any body having similar functions or of any liability or fire insurance company by which the Landlord may be insured at any time during the term; provided that if the Tenant defaults under the provisions of this clause the Landlord may itself comply with the requirements of this clause and the Tenant shall forthwith pay all costs and expenses incurred by the Landlord in so doing.

5. The Tenant shall at all times during the term of this lease, at its expense, insure and keep insured in the name of the Landlord the buildings and structures from time to time on the demised premises to the lesser of their full insurable value or their replacement cost, exclusive of the cost of foundations, against all risk of loss or damage caused by or resulting from fire, lightning or tempest or any peril defined in a standard fire insurance additional perils supplemental contract and any other insurable peril reasonably required by the Landlord. If the Tenant shall fail to keep the said buildings and structures insured as aforesaid, the Landlord shall be entitled but shall not be obliged to insure the said buildings and structures, and may pay for the said insurance and the amount so paid shall be repayable by the Tenant forthwith on demand as an addition to the rental payable hereunder.

6. The Landlord may enter and view the state of repair of the demised premises during normal business hours, and upon reasonable notice.

7. The Tenant may assign or sublet the premises in whole or in part with the prior written consent of the Landlord (which consent shall not be unreasonably withheld) but no such assigning or sub-letting shall relieve the Tenant of its liability for the due observance of its covenants hereunder.

8. The Tenant shall heat the demised premises during the term to such temperature as may be necessary to prevent damage thereto.

9. The Tenant will, at the expiration or sooner termination of the term of this lease, peaceably surrender and yield up to the Landlord the demised premises, together with all the buildings and structures thereon In repair and condition equivalent to the repair and condition in which the Tenant was required to maintain the same, and the Tenant may remove its fixtures, machinery and equipment, but shall make good any damage done to the demised premises by such removal.

10. PROVIDED and it is expressly agreed that if and whenever during the term hereby demised. the demised premises shall be destroyed or damaged by any casualty, then the following provisions shall apply:

             (a) If the damage or destruction is such that the premises are rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy them and if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Landlord has given its opinion, then either the Landlord or the Tenant may within five (5) days next succeeding the giving of the Landlord's opinion as aforesaid, terminate this lease by giving to the other notice in writing of such termination, in which event this lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither the Landlord nor the Tenant so terminate this lease, then the Landlord shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premises.

            (b) If the damage be such that the demised premises are wholly unfit for occupancy, or if it is impossible or unsafe to use or occupy them, but if in either event the damage, in the opinion of the Landlord, to be given to the Tenant within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Landlord has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the demised premises, and the Landlord shall repair the damage with all reasonable speed.

             (c) If the damage is such that the demised premises are only partially damaged or destroyed, and in the opinion of the Landlord, to be given to the Tenant within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Landlord has given its opinion, then the rent hereby reserved shall abate in the proportion that the part of the demised premises so damaged bears to the whole of the demised premises, and the Landlord shall repair the damage with all reasonable speed.

11. The Tenant shall maintain and pay all premiums for public liability insurance for death, injury and property damage occurring on the demised premises in such amounts as may be reasonably satisfactory to the Landlord with the Landlord named as the insured. Notwithstanding the foregoing, the Tenant shall indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions growing out of:

             (a) any breach, violation or non-performance of any covenant, condition or agreement in this lease set forth and contained on the part of the Tenant, to be fulfilled, kept, observed and performed;

            (b) any damage to property occasioned by the Tenant's use and occupation of the demised premises;

            (c) any injury to person or persons, including death resulting at any time therefrom, occuring in or about the demised premises, and/or on the sidewalks adjacent to same.

12. The Landlord covenants with the Tenant for quiet enjoyment.

13. The Tenant shall not, without the prior written consent of the Landlord, which consent will not be unreasonably withheld, make any alterations or additions, structural or otherwise, to the demised premises (both inside and outside).

14. This lease and the term and estate hereby granted are subject to the limitation that:

            (i) whenever the Tenant shall make default in the payment of any instalment of rent, or the payment of any other sum payable hereunder, and such default shall continue for fifteen (15) days whether formally demanded or not;

            (ii) if the Tenant shall be adjudicated bankrupt or judged to be insolvent, or if a receiver or trustee of the Tenant"s property be appointed or if the Tenant shall file a petition in bankruptcy or insolvency, or if an execution or attachment shall be issued against the Tenant or any of the Tenant's property whereby the said demised premises or any part thereof may be taken or occupied by someone other than the Tenant; and

            (iii) if the Tenant shall breach any of its covenants herein;

then and in every case and so often as the same shall happen the full amount of the current month's rent and the next three months' rent shall immediately become due and payable, and it shall be lawful for the Landlord to enter into and upon the demised premises or any part thereof in the name of the whole, and this lease and the term thereof created herein, shall at the option of the Landlord and with or without entry, terminate, and all rights of the Tenant and any person, firm or corporation claiming through or under the Tenant,, with respect to the demised premises shall be absolutely forfeited and shall lapse.

15. In the event that the Tenant remains in possession of the demised premises after the expiration of this lease or any renewal thereof, and without the execution and delivery of a new lease, it shall be deemed to be occupying the demised premises as a tenant from month to month at the same monthly rental in effect at the expiration of the lease or any renewal and subject to the terms of this lease insofar as the same are applicable to a month to month tenancy.

16. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing,, and may be delivered personally or sent by registered mail addressed in the case of the Landlord to:

                          Mrs. Maria L. Veltri
                          c/o 2030 North Talbot Road
                          Windsor, Ontario
                          N9A 6J3

 and in the case of the Tenant to

                          North American Precision Tool Ltd.
                          2000 North Talbot Road
                          Windsor, Ontario
                          N9A 6J3

or at such other place as either party may from time to time designate by written notice to the other. Notices, demands and requests which shall be given to the parties in the manner aforesaid shall be deemed sufficiently served, or given for all purposes hereof in the case of those served personally, on the day of such services, and in the case of those given by registered mail, on the next business day following the date of the mailing thereof.

17. The Tenant shall use and occupy the demised premises for the business of a manufacturer and such business or businesses as are incidental thereto, and for no other purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld. The Tenant shall not carry on any activity or business upon the demised premises which shall be deemed a nuisance.

18. During the last three (3) months of the term the Landlord shall be entitled to affix and maintain upon the demised premises notices statIng that the same are for rent or for sale, which notices shall not be disturbed by the Tenant, and to enter the demised premises during normal business hours with any prospective tenants or purchasers in order to inspect the same.

19. Any condoning, excusing or overlooking by either party hereto of any default, breach or non-observance by the other party at any time or times in respect of any covenant, proviso or condition herein contained shall not operate as a waiver of any rights hereunder in respect of any subsequent default, breach or non-observance.

20. The Tenant waives and renounces the benefit of any present or future Act of the Legislature of Ontario taking away or limiting the Landlord's right of distress and, notwithstanding any such Act, the Landlord may seize and sell all the Tenant's goods and chattels for payment of rent and costs as might have been done if such Act had not been passed. The Tenant further agrees that if it leaves the demised premises owing unpaid rent, the Landlord, in addition to any remedy otherwise provided by law, may seize and sell the goods and chattels of the Tenant at any place to which the Tenant or any other person may have removed them, in the same manner as if such goods and chattels had remained and been distrained upon the demised premises.

21. Notwithstanding anything herein contained, it is the intention of this lease and of the parties hereto that all expenses, payments and outgoings incurred in respect of the demised premises for any matter, cause or reason whatsoever shall be borne by the Tenant and all rent to be paid shall be net to the Landlord and clear of all such outgoings. Any outgoings of any kind which may become payable out of the demised premises shall not entitle the Tenant to reduce the amount of its payments of rent to the Landlord, and the Landlord shall be entitled to recover from the Tenant as if it were rent in arrears any amount which the Landlord may pay, whether voluntarily or involuntarily, on account of any such outgoing payable by the Tenant.

22. The Tenant shall keep the demised premises in a clean and tidy condition, shall not bring thereon any machinery, equipment or article that might damage the demised premises, and shall not overload the floor and shall not permit waste paper, garbade, waste or objectionable material to accumulate on or near the demised premises.

23. This lease is subject and subordinate to all mortgages and all renewals, modifications, replacements and extensions thereof which may now or at any time hereafter affect the demised premises. Tenant shall at any time on notice from Landlord attorn to and become a tenant of a mortgagee under any such mortgage upon the same terms and conditions as set forth in this lease and shall execute promptly upon request by Landlord any certificates, instruments of postponement or attornment or other instruments as from time to time may be requested to give full effect to this requirement.

24. Provided that if the Tenant duly and regularly pays the rent hereby reserved together with all additional rent and other charges herein secured and duly keeps, observes and performs the covenants, agreements and conditions herein on Tenant's part to be kept, observed and performed, the Landlord at the expiration of the term hereby granted shall upon the written request of the Tenant, given at least six (6) months before the expiration of the term hereby demised, grant to the Tenant a renewal lease of the premises for a further term of five (5) years and such renewal lease shall contain, so far as they apply, all the covenants, agreements, conditions and provisos contained in this lease, except this covenant for renewal and except for the rent payable during such renewal term. The rent payable during the renewal term shall be such rent as is agreed upon between the parties not later than three (3) months prior to the expiry of the initial term hereof, and failing agreement by such date will be set by arbitration; provided that any leasing pursuant to this paragraph shall be on the term and condition that the rent payable by the Tenant shall in no event be less than the rent paid during the final year of the initial term. Any arbitration called for by this lease shall be conducted in the City of Windsor by the Senior County Court Judge of the. County of Essex or by someone designated by him, whose decision shall be final and binding upon the parties and who shall in all such cases be acting as persona designata and not as an arbitrator.

25. Subject to the provisions hereof, this Indenture of Lease shall extend to and be binding upon and enure to the benef it of the parties hereto, their heirs, executors, administrators, successors and assigns.

           IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf respectively.

SIGNED, SEALED AND DELIVERED  )
        in the presence of    )
                              )
                              )                  Maria L. Veltri
                                                 -----------------------
                                                 Maria L. Veltri


                                                 NORTH AMERICAN PRECISION
                                                     TOOL LTD.

                                                 by Maria L. Veltri
                                                    ---------------------

                                   SCHEDULE A

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the Township of Sandwich South, in the County of Essex and Province of Ontario-and being composed of Part of Lot 12, in Concession 6 in the said Township, containing by admeasurement 2.00 acres, and more particularly described as follows:

PREMISING that the northerly limit of North Talbot Road, as referred to in Instrument Number 493914 is assumed to have an astronomic bearing of North 71 degrees 55' West, and relating all bearings herein thereto;

COMMENCING at an iron bar planted in the said northerly limit of North Talbot Road, distant 1480.91 feet, measured westerly therealong from its intersection with the westerly limit of Walker Road, as widened;

THENCE South 71 degrees 55' East, along the said northerly limit of North Talbot Road, a distance of 189.07 feet to a standard iron bar;

THENCE North 3 degrees 09' East, a distance of 503.03 feet to an iron bar;

THENCE 87 degrees 56' West, a distance of 182.71 feet to a standard iron bar;

THENCE South 3 degrees 09' West, a distance of 450.86 feet more or less, to the point of commencement.

                         SCHEDULE B


PLAN OF SURVEY OF
PART of LOT 12
CONCESSION 6
IN THE
TOWNSHIP of SANDWICH SOUTH
COUNTY of ESSEX - ONTARIO

SCALE 1 - 60'

(c)VERMAEGEN - STUBBERFIELD - HARLEY - BREWER - BEZAIRE INC. - 1989

BEARING REFERNCE

BEARINGS ARE ASTRONOMIC AND ARE REFERRED TO THE NORTHERN LIMIT OF NORTH TALBOT ROAD AS SHOWN ON PLAN 12R-384Z, HAVING A BEARING OF H 71' 55' W.

[LEGEND]

                           [SURVEYOR'S INFORMATION]


                                    [MAP]

                         FIRST AMENDMENT TO INDENTURE

          THIS FIRST AMENDMENT to Indenture, made and entered into this 8th day of November, 1996, by and between Maria L. Veltri, of the City of Bloomfield Hills, Michigan, as Landlord, and North American Precision Tool Ltd., a corporation incorporated under the laws of the Province of Ontario, as Tenant.


          WHEREAS, on August 1, 1994, Landlord and Tenant made and entered into a certain Indenture in pursuance of the Short Forms of Leases Act (the "Lease Agreement"), covering certain real property as more fully described in the Lease Agreement; and

          WHEREAS, the Lease Agreement provided for an initial term equal to five years commencing on August 1, 1994 and ending on July 31, 1999 ("Initial Term"); and

          WHEREAS, Landlord and Tenant are desirous of amending the Lease Agreement to reflect an increase in the term of the Lease Agreement upon the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

          1. That second paragraph of the Lease Agreement is hereby amended to read as follows:

             TO HAVE AND TO HOLD the demised premises for and during the term of seven years and eleven months to be computed from the lst day of August, 1994 and from thenceforth next ensuing and fully to be completed and ended on the 30th day of June, 2002. The term commencing on August 1, 1999 until June 30, 2002 shall be referred to as the "Extension Term."

          2. That third paragraph of the Lease Agreement is hereby amended to read as follows:

          YIELDING AND PAYING THEREFORE during the Initial Term the sum of Seventy Five Thousand Seven Hundred Seventy Two and No/100 ($75,772.00) Dollars per annum, without deduction, payable in equal monthly installments of Six Thousand Three Hundred Fourteen and 34/100 ($6,314.34) Dollars each in advance on the lst day of each month during the Initial Term; and YIELDING AND PAYING during the Extension Term, commencing on August 1, 1999, an amount equal to the fair market rental value (taking into account the terms and conditions of the Lease Agreement as amended herein). The rental amount for the Extension Term ("Extension Term Rental Amount") shall be payable on the same terms and conditions as provided under the Lease Agreement. In the event that the parties can not mutually agree upon the Extension Term Rental Amount within sixty (60) days preceding the end of the Initial Term, then the parties shall appoint a mutually agreeable appraiser who shall determine the Extension Term Rental Amount and such determination shall be final and binding on the parties. The costs of such appraiser shall be bome equally by the parties.

Notwithstanding anything contained in this agreement to the contrary, the Extension Term Rental Amount shall not be less than the annual rental rate for the final year of the Initial Term.

         3. That Paragraph 3 of the Lease Agreement is hereby amended to read as follows:

         During the Initial Term, the Tenant shall at all times during the term of this lease and any renewal thereof, at its expense, repair, maintain and keep in good and tenantable repair the demised premises and the buildings, structures and other iTprovements from time to time on the demised premises (including, without limiting the generality of the foregoing, the structural defects to the walls, foundations, floor, roof and plumbing, electrical, heating and air-conditioning systems and apparatus contained therein) and shall promptly make all needed repairs and replacements, save and except where: (a) the want of repair is the result of reasonable wear and tear; and (b) repairs for structural defects to the walls, foundations and cracks to the floor not caused by the Tenant's acts, omission or neglect. During the Extension Term, including any renewal thereof, the Tenant shall at all times, at its expense, repair, maintain and keep in good and tenantable repair the demised premises and the buildings, structures and other improvements from time to time on the demised premises (including, without limiting the generality of the foregoing, the structural defects to the walls, foundations, floor, roof and plumbing, electrical, heating and air-conditioning systems and apparatus contained therein) and shall promptly make all needed repairs and replacements. If the Tenant shall fail to keep the demised premises and the buildings, structures and other improvements repaired and maintained as aforesaid, the Landlord shall be entitled but shall not be obliged to repair the same, and the cost of such repairs shall be repayable by the Tenant forthwith on demand as an addition to the rent payable hereunder.

         4. Except as expressly amended herein all of the terms and conditions of said Lease Agreement shall remain in full force in effect and are hereby ratified and confirmed by the parties hereto.

         5. The Amendment shall be binding upon the parties hereto, the respective successors and assigns.

         IN WITNESS WHEREOF the parties hereto have hereunto caused to be affixed their corporate seals under the hands of their proper officers duly authorized in that behalf respectively.

SIGNED, SEALED AND DELIVERED     )
         in the presence of      )          Maria L. Veltri
                                 )          ------------------------
                                 )          Maria L. Veltri


                                            NORTH AMERICAN PRECISION
                                                 TOOL LTD.

                                            By: Dary Woodward
                                               -------------------


                                       3